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Minerco’s Level 5 Beverage Co. Becomes Athena Brands

Minerco Renames & Rebrands Maker of VitaminFIZZ®

Houston, TX - August 28, 2015 - Minerco Resources, Inc. (OTC:MINE), parent company of Level 5 Beverage Company, Inc., the makers of VitaminFIZZ®, announced that it has renamed and rebranded its subsidiary Level 5 Beverage Company as Athena Brands, with the accompanying theme line, Enhanced Refreshment.

The new corporate name and theme line --- Athena Brands, Enhanced Refreshment --- reinforces the focus and ongoing direction of the company’s product lines as healthier alternatives for consumer choice in the beverage and snacks sector. In rebranding its primary subsidiary, Minerco is self-identifying as part of the new wave of more healthful and enhanced beverages that is sweeping the global marketplace.

In the near future, Athena Brands’ product line is expected to build upon the VitaminFIZZ franchise to include other such healthful consumables as Vitamin Creamer®, a vitamin enhanced coffee creamer in the advanced stages of the development pipeline. Athena will also be acquiring a few brand-compatible, high performing products including an existing children’s beverage which boasts a low calorie count and reduced sugar content.

“We chose the classic name of Athena for its global connotation of wisdom, courage and inspiration. We thought these were appropriate characteristics for the master brand of our vision and burgeoning flagship product, VitaminFIZZ®,” commented V. Scott Vanis, Minerco’s Chairman & CEO. Furthermore, the tag line of Enhanced Refreshment proudly reflects our category niche of functional, enhanced beverages and snacks that are ‘good-for-you’ but still delicious and refreshing. The targeted addition of our first fundamental brand fits perfectly within our vision and model.”

About Minerco Resources, Inc.
Minerco Resources, Inc. (OTC:MINE) is an emerging growth company specializing in the food and beverage industry. Its portfolio of companies includes Athena Brands, Inc., The Herbal Collection™ and Coffee Boost™. Athena Brands, Inc. is a specialty beverage company that develops, produces, markets and distributes a diversified collection of forward-thinking, healthful consumer brands. The Athena Brands portfolio includes

Avanzar Sales & Distribution, LLC, VitaminFIZZ®, Vitamin Creamer® and Island Style™. http://minercoresources.com

Public Disclosure
Details of the Company's business, finances and agreements can be found as part of the Company's continuous public disclosure as a fully reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database. For more information, please visit: http://www.minercoresources.com. The above statements have not been evaluated by the Food and Drug Administration (FDA). These products are not intended to diagnose, treat, cure or prevent any disease.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations and assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Some of these uncertainties include, without limitation, the company's ability to perform under existing contracts or to procure future contracts. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

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